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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of TechTeam Global, Inc. for the registration of 689,656 shares of its common stock and to the incorporation by reference therein of our report dated February 16, 2005, with respect to the consolidated financial statements of Sytel, Inc. included in the Current Report on Form 8-K/A of TechTeam Global, Inc., dated January 3, 2005 and filed with the Securities and Exchange Commission.

/s/ RUBINO & MCGEEHIN, CHARTERED

Bethesda, Maryland
April 7, 2005